Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Brilliant Digital Entertainment, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on post-effective amendment No. 1 to Form SB-2 on Form S-3 of our report dated March 29, 2000, relating to the financial statements, which appears in Brilliant Digital Entertainment, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Los Angeles, California
April 14, 2000